Pricing Supplement dated July 28, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                               $12,363,000
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General:                         This pricing supplement relates to Forty-Five
                                 (45) separate Reverse Convertible Notes
                                 ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                          Royal Bank of Canada ("Royal Bank")

Issue:                           Senior Medium-Term Notes, Series C

Pricing Date:                    July 28, 2008

Issuance Date:                   July 31, 2008

Denominations:                   Minimum denomination of $1,000, and integral
                                 multiples of $1,000 thereafter.

Deposit Currency                 U.S. Dollars

Coupon Payment:                  Each coupon will be paid in equal monthly
                                 payments. (30/360)

 Coupon Payment Date (s):        The coupon will be paid on the last business
                                 day of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

              Valuation Date:    October 28, 2008

               Maturity Date:    October 31, 2008


Six Month Notes:

              Valuation Date:    January 27, 2009

               Maturity Date:    January 30, 2009


Twelve Month Notes:

              Valuation Date:    July 28, 2009

               Maturity Date:    July 31, 2009

Reference Stock:

No.    Principal  Reference Stock                      Ticker   Coupon   Strike   Barrier    Term     Monitoring Method      CUSIP
---    ---------  ---------------                      ------   ------   ------   -------    ----     -----------------      -----
        Amount                                                   Rate    Price     Price
        ------                                                   ----    -----     -----
848     $378,000  Apple Inc.                            AAPL    14.25%  $154.40   $115.80  3 month   Close of Trading Day  78008GHR6

849     $195,000  Ariba, Inc.                           ARBA    10.75%   $16.15    $12.11  3 month   Close of Trading Day  78008GHS4

850   $1,509,000  Peabody Energy Corporation            BTU     22.40%   $66.58    $46.61  3 month   Close of Trading Day  78008GHT2

851      $18,000  Bucyrus International, Inc.           BUCY    13.00%   $70.17    $49.12  3 month   Close of Trading Day  78008GHU9

852     $364,000  Cal-Maine Foods, Inc.                 CALM    23.80%   $36.82    $23.93  3 month   Close of Trading Day  78008GHV7

853     $363,000  Chesapeake Energy Corporation         CHK     11.20%   $48.93    $34.25  3 month   Close of Trading Day  78008GHW5

854     $438,000  Chesapeake Energy Corporation         CHK     14.75%   $48.93    $36.70  3 month   Close of Trading Day  78008GHX3

855       $1,000  Cree, Inc.                            CREE    18.75%   $19.39    $13.57  3 month   Close of Trading Day  78008GHY1

856     $360,000  Elan Corporation plc                  ELN     20.75%   $31.90    $22.33  3 month   Close of Trading Day  78008GHZ8

857   $1,284,000  Freeport-McMoRan Copper & Gold, Inc.  FCX     21.50%   $95.58    $66.91  3 month   Close of Trading Day  78008GJA1

858      $21,000  Frontline Limited                     FRO     20.00%   $66.10    $49.58  3 month   Close of Trading Day  78008GJB9

859     $191,000  Foster Wheeler Ltd.                   FWLT    19.75%   $55.17    $44.14  3 month   Close of Trading Day  78008GJC7

860      $88,000  General Motors Corporation            GM      39.00%   $11.00     $8.25  3 month   Close of Trading Day  78008GJD5

861     $133,000  Huntsman Corporation                  HUN     30.75%   $14.10     $9.87  3 month   Close of Trading Day  78008GJE3

862      $71,000  J.C. Penney Company, Inc.             JCP     16.75%   $30.34    $22.76  3 month   Close of Trading Day  78008GJF0

863       $7,000  Quicksilver Resources Inc.            KWK     18.00%   $27.00    $18.90  3 month   Close of Trading Day  78008GJG8

864     $139,000  Marshall & Ilsley Corporation         MI      22.00%   $13.73     $8.92  3 month   Close of Trading Day  78008GJH6

865     $541,000  The Manitowoc Company, Inc.           MTW     16.50%   $28.98    $21.74  3 month   Close of Trading Day  78008GJJ2

867   $1,094,000  Petroleo Brasileiro S.A.              PBR     12.50%   $53.61    $42.89  3 month   Close of Trading Day  78008GJL7

868     $418,000  Research In Motion Limited            RIMM    16.75%  $113.51    $85.13  3 month   Close of Trading Day  78008GJM5

869      $79,000  Companhia Vale do Rio Doce            RIO     19.00%   $27.89    $22.31  3 month   Close of Trading Day  78008GJN3

871     $130,000  Tesoro Corporation                    TSO     29.25%   $15.30    $11.48  3 month   Close of Trading Day  78008GJQ6

872       $2,000  ValueClick, Inc.                      VCLK    21.25%   $10.85     $8.14  3 month   Close of Trading Day  78008GJR4

873     $750,000  Valero Energy Corporation             VLO     16.50%   $31.81    $23.86  3 month   Close of Trading Day  78008GJS2

874      $11,000  Wachovia Corporation                  WB      15.25%   $13.63     $8.18  3 month   Close of Trading Day  78008GJT0

875     $164,000  Wells Fargo & Company                 WFC     10.00%   $27.93    $19.55  3 month   Close of Trading Day  78008GJU7

876     $176,000  Apple Inc.                            AAPL    13.25%  $154.40   $108.08  6 month   Close of Trading Day  78008GJV5

877      $18,000  Archer-Daniels-Midland Company        ADM     10.75%   $28.77    $21.58  6 month   Close of Trading Day  78008GJW3

878     $115,000  Bucyrus International, Inc.           BUCY    18.25%   $70.17    $49.12  6 month   Close of Trading Day  78008GJX1

879     $144,000  Chicago Bridge & Iron Company N.V.    CBI     14.00%   $33.06    $23.14  6 month   Close of Trading Day  78008GJY9

880     $617,000  Freeport-McMoRan Copper & Gold, Inc.  FCX     21.00%   $95.58    $62.13  6 month   Close of Trading Day  78008GJZ6

881      $70,000  Google Inc.                           GOOG    11.50%  $477.12   $381.70  6 month   Close of Trading Day  78008GKA9

882     $219,000  Petrohawk Energy Corporation          HK      17.25%   $33.29    $19.97  6 month   Close of Trading Day  78008GKB7

883       $4,000  Harley-Davidson, Inc.                 HOG     12.50%   $36.62    $27.47  6 month   Close of Trading Day  78008GKC5

884      $20,000  McMoRan Exploration Co.               MMR     17.00%   $24.37    $14.62  6 month   Close of Trading Day  78008GKD3

887     $126,000  U.S. Bancorp                          USB     13.75%   $27.85    $20.89  6 month   Close of Trading Day  78008GKG6

888      $57,000  Wells Fargo & Company                 WFC     12.25%   $27.93    $19.55  6 month   Close of Trading Day  78008GKH4

889     $260,000  B.E. Aerospace, Inc.                  BEAV    17.00%   $24.83    $17.38  12 month  Close of Trading Day  78008GKJ0

890     $105,000  Peabody Energy Corporation            BTU     17.50%   $66.58    $43.28  12 month  Close of Trading Day  78008GKK7

891      $64,000  Bucyrus International, Inc.           BUCY    15.25%   $70.17    $49.12  12 month  Close of Trading Day  78008GKL5

892     $307,000  Chesapeake Energy Corporation         CHK     10.00%   $48.93    $31.80  12 month  Close of Trading Day  78008GKM3

893      $30,000  Foster Wheeler Ltd.                   FWLT    13.00%   $55.17    $35.86  12 month  Close of Trading Day  78008GKN1

894     $172,000  Joy Global Inc.                       JOYG    13.00%   $70.93    $46.10  12 month  Close of Trading Day  78008GKP6

895      $10,000  Petroleo Brasileiro S.A.              PBR      9.75%   $53.61    $37.53  12 month  Close of Trading Day  78008GKQ4

905   $1,100,000  EMC Corporation                       EMC     10.15%   $13.91     $9.04  6 month   Close of Trading Day  78008GLR1

Term:                            As set forth above

Initial Share Price:             The price of the Reference Stock on the
                                 Pricing Date.

Final Share Price:               The price of the Reference Stock on the
                                 Valuation Date.

Payment at Maturity (if held to  For each $1,000 principal amount of the Notes,
maturity):                       the investor will receive $1,000 plus any
                                 accrued and unpaid interest at maturity unless:

                                 (i)   the Final Stock Price is less than the
                                       Initial Stock Price; and

                                 (ii)  (a) for notes subject to Intra-Day
                                       Monitoring, at any time during the
                                       Monitoring Period, the trading price of
                                       the Reference Stock is less than the
                                       Barrier Price, or

                                       (b) for notes subject to Close of Trading
                                       Day Monitoring, on any day during the
                                       Monitoring Period, the closing price of
                                       the Reference Stock is less than the
                                       Barrier Price.

                                 If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                 Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:               From and excluding the Pricing Date to and
                                 including the Valuation Date

Monitoring Method:               As set forth above

Physical Delivery Amount:        For each $1,000 principal amount, a number of
                                 shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                 Price. If this number is not a round number then the number of shares of the Reference
                                 Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:                RBC Capital Markets Corporation (or one of its
                                 affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:               The Bank of New York

Listing:                         None

Settlement:                      DTC global notes

Terms Incorporated In the        All of the terms appearing above the item
Master Note                      captioned "Secondary Market" on the cover page
                                 of this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.75% and the concession paid to such dealers is 0.375%. The price to purchasers of six
(6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.50% and the concession paid to such dealers is 0.375%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.00% and the concession paid to such dealers is 0.50%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon# 848                              100%                         1.500%                       98.500%
                                       $378,000                     $5,670.00                    $372,330.00

RevCon# 849                              100%                         1.625%                       98.375%
                                       $195,000                     $3,168.75                    $191,831.25

RevCon# 850                              100%                         1.500%                       98.500%
                                      $1,509,000                    $22,635.00                  $1,486,365.00

RevCon# 851                              100%                         1.250%                       98.750%
                                       $18,000                       $225.00                     $17,775.00

RevCon# 852                              100%                         1.625%                       98.375%
                                       $364,000                     $5,915.00                    $358,085.00

RevCon# 853                              100%                         1.500%                       98.500%
                                       $363,000                     $5,445.00                    $357,555.00

RevCon# 854                              100%                         1.500%                       98.500%
                                       $438,000                     $6,570.00                    $431,430.00

RevCon# 855                              100%                         1.500%                       98.500%
                                        $1,000                        $15.00                       $985.00

RevCon# 856                              100%                         1.500%                       98.500%
                                       $360,000                     $5,400.00                    $354,600.00

RevCon# 857                              100%                         1.500%                       98.500%
                                      $1,284,000                    $19,260.00                  $1,264,740.00

RevCon# 858                              100%                         1.500%                       98.500%
                                       $21,000                       $315.00                     $20,685.00

                                      P-4

RevCon# 859                              100%                         1.500%                        98.500%
                                       $191,000                      $2,865.00                    $188,135.00

RevCon# 860                              100%                         1.625%                        98.375%
                                       $88,000                       $1,430.00                    $86,570.00

RevCon# 861                              100%                         1.500%                        98.500%
                                       $133,000                      $1,995.00                    $131,005.00

RevCon# 862                              100%                         1.500%                        98.500%
                                       $71,000                       $1,065.00                    $69,935.00

RevCon# 863                              100%                         1.500%                        98.500%
                                        $7,000                        $105.00                      $6,895.00

RevCon# 864                              100%                         1.625%                        98.375%
                                       $139,000                      $2,258.75                    $136,741.25

RevCon# 865                              100%                         1.625%                        98.375%
                                       $541,000                      $8,791.25                    $532,208.75

RevCon# 867                              100%                         1.500%                        98.500%
                                      $1,094,000                    $16,410.00                  $1,077,590.00

RevCon# 868                              100%                         1.500%                        98.500%
                                       $418,000                      $6,270.00                    $411,730.00

RevCon# 869                              100%                         1.250%                        98.750%
                                       $79,000                        $987.50                     $78,012.50

RevCon# 871                              100%                         1.625%                        98.375%
                                       $130,000                      $2,112.50                    $127,887.50

RevCon# 872                              100%                         1.500%                        98.500%
                                        $2,000                        $30.00                       $1,970.00

RevCon# 873                              100%                         1.500%                        98.500%
                                       $750,000                     $11,250.00                    $738,750.00

RevCon# 874                              100%                         1.500%                        98.500%
                                       $11,000                        $165.00                     $10,835.00

RevCon# 875                              100%                         1.500%                        98.500%
                                       $164,000                      $2,460.00                    $161,540.00

RevCon# 876                              100%                         1.750%                        98.250%
                                       $176,000                      $3,080.00                    $172,920.00

RevCon# 877                              100%                         1.750%                        98.250%
                                       $18,000                        $315.00                     $17,685.00

RevCon# 878                              100%                         1.875%                        98.125%
                                       $115,000                      $2,156.25                    $112,843.75

                                      P-5

RevCon# 879                              100%                          1.750%                       98.250%
                                       $144,000                       $2,520.00                   $141,480.00

RevCon# 880                              100%                          1.875%                       98.125%
                                       $617,000                      $11,568.75                   $605,431.25

RevCon# 881                              100%                          1.750%                       98.250%
                                       $70,000                        $1,225.00                   $68,775.00

RevCon# 882                              100%                          1.750%                       98.250%
                                       $219,000                       $3,832.50                   $215,167.50

RevCon# 883                              100%                          1.750%                       98.250%
                                        $4,000                         $70.00                      $3,930.00

RevCon# 884                              100%                          1.750%                       98.250%
                                       $20,000                         $350.00                    $19,650.00

RevCon# 887                              100%                          1.750%                       98.250%
                                       $126,000                       $2,205.00                   $123,795.00

RevCon# 888                              100%                          1.875%                       98.125%
                                       $57,000                        $1,068.75                   $55,931.25

RevCon# 889                              100%                          2.500%                       97.500%
                                       $260,000                       $6,500.00                   $253,500.00

RevCon# 890                              100%                          2.500%                       97.500%
                                       $105,000                       $2,625.00                   $102,375.00

RevCon# 891                              100%                          2.500%                       97.500%
                                       $64,000                        $1,600.00                   $62,400.00

RevCon# 892                              100%                          2.500%                       97.500%
                                       $307,000                       $7,675.00                   $299,325.00

RevCon# 893                              100%                          2.500%                       97.500%
                                       $30,000                         $750.00                    $29,250.00

RevCon# 894                              100%                          2.500%                       97.500%
                                       $172,000                       $4,300.00                   $167,700.00

RevCon# 895                              100%                          2.000%                       98.000%
                                       $10,000                         $200.00                     $9,800.00

RevCon# 905                              100%                          1.750%                       98.250%
                                      $1,100,000                     $19,250.00                  $1,080,750.00

                         RBC Capital Markets Corporation
                                  July 28, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock        Reference Stock
                                  does not fall below      falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the      Hypothetical
                                   Monitoring Period:      Monitoring Period:       Physical
                                                                                    Delivery       Hypothetical
                                      Hypothetical           Hypothetical           Amount as      Cash Delivery
       Hypothetical Final              Payment at             Payment at            Number of        Amount as
   Share Price as Percentage          Maturity as            Maturity as          Shares of the    Percentage of
              of                     Percentage of          Percentage of          Reference         Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GHR6 (AAPL): 2.80% of each stated interest payment (14.25% in total) will be treated as an interest payment and 11.45% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHS4 (ARBA): 2.80% of each stated interest payment (10.75% in total) will be treated as an interest payment and 7.95% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHT2 (BTU): 2.80% of each stated interest payment (22.40% in total) will be treated as an interest payment and 19.60% of each stated interest payment (22.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHU9 (BUCY): 2.80% of each stated interest payment (13.00% in total) will be treated as an interest payment and 10.20% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHV7 (CALM): 2.80% of each stated interest payment (23.80% in total) will be treated as an interest payment and 21.00% of each stated interest payment (23.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHW5 (CHK): 2.80% of each stated interest payment (11.20% in total) will be treated as an interest payment and 8.40% of each stated interest payment (11.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHX3 (CHK): 2.80% each stated interest payment (14.75% in total) will be treated as an interest payment and 11.95% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHY1 (CREE): 2.80% each stated interest payment (18.75% in total) will be treated as an interest payment and 15.95% each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHZ8 (ELN): 2.80% of each stated interest payment (20.75% in total) will be treated as an interest payment and 17.95% of each stated interest payment (20.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJA1 (FCX): 2.80% of each stated interest payment (21.50% in total) will be treated as an interest payment and 18.70% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJB9 (FRO): 2.80% of each stated interest payment (20.00% in total) will be treated as an interest payment and 17.20% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJC7 (FWLT): 2.80% of each stated interest payment (19.75% in total) will be treated as an interest payment and 16.95% of each stated interest payment (19.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJD5 (GM): 2.80% of each stated interest payment (39.00% in total) will be treated as an interest payment and 36.20% of each stated interest payment (39.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJE3 (HUN): 2.80% of each stated interest payment (30.75% in total) will be treated as an interest payment and 27.95% of each stated interest payment (30.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJF0 (JCP): 2.80% of each stated interest payment (16.75% in total) will be treated as an interest payment and 13.95% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJG8 (KWK): 2.80% of each stated interest payment (18.00% in total) will be treated as an interest payment and 15.20% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJH6 (MI): 2.80% of each stated interest payment (22.00% in total) will be treated as an interest payment and 19.20% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJJ2 (MTW): 2.80% of each stated interest payment (16.50% in total) will be treated as an interest payment and 13.70% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJL7 (PBR): 2.80% of each stated interest payment (12.50% in total) will be treated as an interest payment and 9.70% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJM5 (RIMM): 2.80% of each stated interest payment (16.75% in total) will be treated as an interest payment and 13.95% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJN3 (RIO): 2.80% of each stated interest payment (19.00% in total) will be treated as an interest payment and 16.20% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJQ6 (TSO): 2.80% of each stated interest payment (29.25% in total) will be treated as an interest payment and 26.45% of each stated interest payment (29.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJR4 (VCLK): 2.80% of each stated interest payment (21.25% in total) will be treated as an interest payment and 18.45% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJS2 (VLO): 2.80% of each stated interest payment (16.50% in total) will be treated as an interest payment and 13.70% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJT0 (WB): 2.80% of each stated interest payment (15.25% in total) will be treated as an interest payment and 12.45% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJU7 (WFC): 2.80% of each stated interest payment (10.00% in total) will be treated as an interest payment and 7.20% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJV5 (AAPL): 3.14% of each stated interest payment (13.25% in total) will be treated as an interest payment and 10.11% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJW3 (ADM): 3.14% of each stated interest payment (10.75% in total) will be treated as an interest payment and 7.61% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJX1 (BUCY): 3.14% of each stated interest payment (18.25% in total) will be treated as an interest payment and 15.11% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJY9 (CBI): 3.14% of each stated interest payment (14.00% in total) will be treated as an interest payment and 10.86% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJZ6 (FCX): 3.14% of each stated interest payment (21.00% in total) will be treated as an interest payment and 17.86% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKA9 (GOOG): 3.14% of each stated interest payment (11.50% in total) will be treated as an interest payment and 8.36% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKB7 (HK): 3.14% of each stated interest payment (17.25% in total) will be treated as an interest payment and 14.11% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKC5 (HOG): 3.14% of each stated interest payment (12.50% in total) will be treated as an interest payment and 9.36% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKD3 (MMR): 3.14% of each stated interest payment (17.00% in total) will be treated as an interest payment and 13.86% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKG6 (USB): 3.14% of each stated interest payment (13.75% in total) will be treated as an interest payment and 10.61% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKH4 (WFC): 3.14% of each stated interest payment (12.25% in total) will be treated as an interest payment and 9.11% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKJ0 (BEAV): 3.31% of each stated interest payment (17.00% in total) will be treated as an interest payment and 13.69% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKK7 (BTU): 3.31% of each stated interest payment (17.50% in total) will be treated as an interest payment and 14.19% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKL5 (BUCY): 3.31% of each stated interest payment (15.25% in total) will be treated as an interest payment and 11.94% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKM3 (CHK): 3.31% of each stated interest payment (10.00% in total) will be treated as an interest payment and 6.69% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKN1 (FWLT): 3.31% of each stated interest payment (13.00% in total) will be treated as an interest payment and 9.69% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKP6 (JOYG): 3.31% of each stated interest payment (13.00% in total) will be treated as an interest payment and 9.69% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKQ4 (PBR): 3.31% of each stated interest payment (9.75% in total) will be treated as an interest payment and 6.44% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GLR1 (EMC): 3.14% of each stated interest payment (10.15% in total) will be treated as an interest payment and 7.01% of each stated interest payment (10.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.


Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Archer-Daniels-Midland Company is engaged in procuring, transporting, storing, processing, and merchandising agricultural commodities and products. The Company's operations are classified into three business segments: Oilseeds Processing, Corn Processing, and Agricultural Services. The Company's remaining operations are aggregated and classified as Other. In December 2006, The Hain Celestial Group, Inc. acquired the assets of Haldane Foods Limited and its meat-free and non-dairy beverage business based in Newport Pagnell, the United Kingdom, from the Company. In January 2007, CSM nv acquired the activities of the Company. As of the fiscal year ended June 30, 2007 (fiscal 2007), the Company operated 23 domestic wheat flour mills, a domestic bulgur plant, two domestic corn flour mills, two domestic milo mills, and 20 foreign flour mills with a total daily milling capacity of approximately 26,700 metric tons (1.0 million bushels). It also operates six bakery mix plants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00044

     o Ariba Inc. (Ariba) is engaged in providing spend management solutions allow enterprises to take a step-by-step approach with products and services that work together. The solutions combine on-demand software, category expertise and services to help companies automate the procurement process. The solutions include Ariba Visibility Solutions, Ariba Sourcing Solutions, Ariba Contract Management Solutions, Ariba Procurement and Expense Solutions, Ariba Invoice and Payment Solutions and Ariba Supplier Management Solutions. In December 2007, Ariba announced that it has completed the acquisition of Procuri, Inc. a privately held provider of on-demand supply management solutions.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26299

     o BE Aerospace, Inc. is engaged in the manufacture of cabin interior products for commercial aircraft and business jets, and is an aftermarket distributor of aerospace fasteners. It sells its manufactured products directly to all of the airlines and airframe manufacturers, and a variety of general aviation customers. The Company's product categories include commercial aircraft seats, including a line of super first class, first class, business class, tourist class and regional aircraft seats; a line of aircraft food and beverage preparation and storage equipment, including coffeemakers, water boilers, beverage containers, refrigerators, freezers, chillers and microwave; both chemical and gaseous aircraft oxygen storage, protective breathing equipment and lighting products; business jet and general aviation interior products, including a line of executive aircraft seats, direct and indirect overhead lighting systems, passenger and crew oxygen systems, high-end furniture and cabinetry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18348

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Bucyrus International, Inc. designs, manufactures mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for equipment. The Company operates in two business segments: surface mining and underground mining. The Company's manufacturing facilities include Australia, China, Germany, Poland and the United States, and service and sales centers include Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States. The Company's surface mining equipment includes draglines, electric mining shovels and rotary blasthole drills. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00871

     o Cal-Maine Foods, Inc. is the producer and marketer of shell eggs in the United States. The Company's primary business is the production, grading, packaging, marketing and distribution of shell eggs. The Company is also the producer and marketer of specialty shell eggs in the United States. Specialty shell eggs include reduced cholesterol, cage free and organic eggs. During the fiscal year ended June, 2, 2007 (fiscal 2007), specialty shell eggs represented approximately 15% of the Company's shell egg dollar sales. The Company also produces, markets and distributes private label specialty shell eggs to several customers. In July 2008, Cal-Maine Foods, Inc. completed the acquisition of the majority of the assets of Zephyr Egg Company, located in Zephyrhills, Florida.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-04892

     o Chicago Bridge & Iron Company N.V. together with its subsidiaries (CB&I) is an engineering, procurement and construction (EPC) company. The Company provides conceptual design, technology, engineering, procurement, fabrication, construction, commissioning and associated maintenance services to customers in the energy and natural resource industries. The segments of the Company include Central and South America (CSA); North America; Europe, Africa and Middle East (EAME), and others. CB&I serve four market sectors, which includes Liquefied Natural Gas (LNG), Energy Processes, Steel Plate Structures and Lummus Technologies. On November 16, 2007, the Company completed the acquisition of Lummus business from Asea Brown Boveri Ltd. (ABB).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12815

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In July 2007, the Company announced the acquisition of Kerr-McGee Tower from Anadarko Petroleum Corporation and subsequent sale of the tower to SandRidge Energy, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Cree, Inc. develops and manufactures semiconductor materials and devices based on silicon carbide (SiC), gallium nitride (GaN) and related compounds. The Company's SiC and GaN materials technologies are the basis for many of the devices that it develops and produces. Cree, Inc. focuses its expertise in SiC and GaN on light emitting diodes (LEDs), including blue and green LED chips, high brightness packaged LEDs and high-power products, including power switching, bandgap radio frequency (RF) and microwave devices. Revenues are primarily derived from the sale of its LED's. The majority of Cree, Inc. products are manufactured at its main production facility in Durham, North Carolina, in a six-part process, which includes SiC crystal growth, wafering, polishing, epitaxial deposition, fabrication and testing. In April 2007, the Company completed the acquisition of COTCO Luminant Device Limited, headquartered in Hong Kong.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-21154

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company. Its operations are organized into two business units:
          Biopharmaceuticals and Elan Drug Technologies (EDT). Biopharmaceuticals engages in research, development and commercial activities primarily areas, such as Alzheimer's disease, Parkinson's disease, multiple sclerosis (MS), Crohn's disease (CD) and severe chronic pain. EDT is a specialty pharmaceutical business unit of Elan. Elan's marketed products in the the United States include PRIALT (ziconotide intrathecal infusion), AZACTAM (aztreonam for injection, USP) and MAXIPIME (cefepime hydrochloride) for Injection. On June 5,

          2006, Elan and Biogen Idec announced the approval of a supplemental Biologics License Application (sBLA) by the United States Food and Drug Administration for the reintroduction of TYSABRI (natalizumab) as a monotherapy treatment for relapsing forms of MS to slow the progression of disability and reduce the frequency of clinical relapses.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

     o EMC Corporation (EMC) and its subsidiaries develops, delivers and supports the information technology (IT) industry's range of information infrastructure technologies and solutions. EMC's Information Infrastructure business supports customers' information lifecycle management (ILM) strategies and helps them build information infrastructures that store, protect, optimize and leverage their vast and growing quantities of information. EMC's Information Infrastructure business consists of three segments: Information Storage, Content Management and Archiving, and RSA Information Security. In December 2007, the Company acquired Dokumentum Services CIS, a distribution and consulting services provider focused on providing marketing, support and maintenance, consulting, training and localization services related to its Content Management software. In March 2008, the Company completed the acquisition of Document Sciences Corporation and Infra Corporation Pty Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09853

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontline Ltd. (Frontline) is engaged primarily in the ownership and operation of oil tankers, including oil/bulk/ore (OBO) carriers. The Company operates tankers of two sizes: very large crude carriers (VLCCs), which are between 200,000 and 320,000 deadweight tons (dwt), and Suezmaxes, which are vessels between 120,000 and 170,000 dwt. As of February 29, 2008, the Company operated a tanker fleet consisting of 76 vessels. The fleet consists of 42 VLCCs, which are either owned or chartered in, 20 Suezmax tankers, which are either owned or chartered in, eight Suezmax OBOs, which are chartered in, and five VLCCs, and one Aframax tanker under its commercial management. In January 2008, the Company established Independent Tankers Corporation Limited (ITCL), as a wholly owned subsidiary for the purpose of holding, by way of contribution, its interests in Independent Tankers Corporation (ITC). In March 2008, Frontline spun off 20% of ITCL to its shareholders.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16601

     o Foster Wheeler Limited operates through two business groups, the Global Engineering & Construction Group (Global E&C Group) and the Global Power Group. The Global E&C Group, which operates globally, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, chemical and petrochemical, pharmaceutical and biotechnology facilities and related infrastructure, including power generation and distribution facilities, and gasification facilities. The Global Power Group designs, manufactures and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities globally. In February 2008, the Company completed the acquisition of Biokinetics. On April 7, 2006, the Company completed the purchase of the remaining 51% interest in MF Power.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31305

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

     o Google Inc. maintains an index of Websites and other online content, and makes this information freely available to anyone with an Internet connection. The Company's automated search technology helps people obtain nearly instant access to relevant information from its online index. Google generates revenue primarily by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party Websites that comprise the Google Network use its AdSense program to deliver relevant ads that generate revenue and enhance the user experience. In September 2007, Google completed the acquisition of Postini, Inc., a provider of information security and compliance solutions. In March 2008, the Company completed the acquisition of DoubleClick, which offers online advertisement serving and management technology to advertisers, Web publishers and advertisement agencies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726

     o Petrohawk Energy Corporation (Petrohawk) is an independent oil and natural gas company engaged in the acquisition, development, production and exploration of oil and natural gas properties located onshore in North America. The Company's properties are primarily located in the Mid-Continent region, including North Louisiana, the Fayetteville Shale in the Arkoma basin of Arkansas and in the Western region, including the Permian Basin of West Texas and southeastern New Mexico. At December 31, 2007, the Company's estimated total proved oil and natural gas reserves were approximately 1,062 billion cubic feet of natural gas equivalent, consisting of 18 million barrels of oil, and 955 billion cubic feet of natural gas and natural gas liquids.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33334

     o Harley-Davidson, Inc.operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment. The Motorcycles & Related Products (Motorcycles) segment includes the group of companies doing business as Harley-Davidson Motor Company (Motor Company) and the group of companies doing business as Buell Motorcycle Company (Buell). The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles, as well as a line of motorcycle parts, accessories, general merchandise and related services. The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance and insurance-related programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09183

     o Huntsman Corporation (Huntsman) is a manufacturer of differentiated chemical products and inorganic chemical products. The Company operates in four segments: Polyurethanes, Materials and Effects, Performance Products and Pigments. Its products are used in a range of applications, including those in the adhesives, aerospace, automotive, construction products, durable and non-durable consumer products, electronics, medical, packaging, paints and coatings, power generation, refining, synthetic fiber, textile chemicals and dye industries. The Company's products include methyl diphenyl diisocyanate (MDI), amines, surfactants, epoxy-based polymer formulations, textile chemicals, dyes, maleic anhydride and titanium dioxide. On November 5, 2007, the Company completed the sale of its United States base chemicals business to Flint Hills Resources, a wholly owned subsidiary of Koch. On August 1, 2007, it completed the sale of its North American polymers business assets to Flint Hills Resources.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32427

     o J. C. Penney Company, Inc. (JCPenney) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc.
          (JCP). The Company is retailer, operating 1,067 JCPenney department stores in 49 states and Puerto Rico as of February 2, 2008. The Company's business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services, such as salon, optical, portrait photography and custom decorating.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15274

     o Joy Global Inc. (Joy) manufactures and services mining equipment for the extraction of coal and other minerals and ores. Its equipment is used in mining regions to mine coal, copper, iron ore, oil sands and other minerals. It operates in two business segments: underground mining machinery (Joy Mining Machinery or Joy) and surface mining equipment (P&H Mining Equipment or P&H). Joy is a manufacturer of underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. P&H is a major producer of surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. Sales of original equipment for the mining industry, as a class of products, accounted for 37% of Joy's consolidated sales for fiscal year ended October 26, 2007. In February 2008, Joy acquired N.E.S. Investment Co., and its subsidiary, Continental Global Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09299

     o Quicksilver Resources Inc. (Quicksilver) is an independent oil and gas company. The Company is primarily engaged in the development, exploitation, exploration, acquisition and production and sale of natural gas, natural gas liquids (NGLs) and crude oil. It is also involved in the marketing, processing and transmission of natural gas. Quicksilver owns natural gas and oil properties in the United States, principally in Texas, Wyoming and Montana, and in Canada, principally in Alberta. As of December 31, 2007, the Company had total proved reserves of approximately 1.5 trillion cubic feet of natural gas equivalents (Tcfe). It owns approximately 73% of Quicksilver Gas Services LP, a midstream master limited partnership. The Company also owns approximately 32% of the limited partner units of BreitBurn Energy Partners L.P. The Company previously held properties in Michigan, Indiana and Kentucky (Northeast Operations), which were divested to BreitBurn on November 1, 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14837

     o Marshall & Ilsley Corporation (M&I) is a diversified financial services company. M&I principal assets are the stock of its bank and non-bank subsidiaries, which, as of February 15, 2008, consisted of five bank and trust subsidiaries. Banking and lending services are provided through its lead bank, M&I Marshall & Ilsley Bank (M&I Bank). As of December 31, 2007, it operated through four business segments:
          Commercial Banking, Community Banking, Wealth Management and Treasury. Prior to November 1, 2007, the Company consisted of two business segments: Banking and Data Services (or Metavante). On November 1, 2007, the Company separated the Banking and Data Services businesses into two separate public companies: new Marshall & Ilsley Corporation and Metavante Technologies, Inc. (formerly, Metavante Corporation). The company known as Marshall & Ilsley Corporation prior to November 1, 2007, became a wholly owned subsidiary of new Marshall & Ilsley Corporation and was named M&I LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15403

     o McMoRan Exploration Co. is engaged in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area. The Company's oil and gas operations are conducted through McMoRan Oil & Gas LLC, its principal operating subsidiary. In addition to its oil and gas operations, McMoRan Exploration is pursuing the development of the Main Pass Energy Hub project for the development of a liquefied natural gas (LNG) regasification and storage facility through its wholly owned subsidiary, Freeport-McMoRan Energy LLC. The Company's estimated proved oil and natural gas reserves at December 31, 2007 totaled 363.9 billion cubic feet equivalent (Bcfe), of which 67.5% represented natural gas reserves. The Company's production during the year ended December 31, 2007 totaled approximately 39 billion cubic feet (Bcf) of natural gas and 2.7 million barrels (MMBbls) of crude oil and condensate or an aggregate of 55.5 Bcfe.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07791

     o The Manitowoc Company, Inc. diversified industrial manufacturer in three principal markets: Cranes and Related Products (Crane), Foodservice Equipment (Foodservice) and Marine. The Company's Crane business is a global provider of engineered lift solutions, which offers a line of lifting equipment. It designs, manufactures, markets, and supports a line of crawler cranes, mobile telescopic cranes, tower cranes, and boom trucks. Its Crane products are marketed under the Manitowoc, Grove, Potain, National, and Crane CARE brand names and are used in a wide variety of applications, including energy, petrochemical and industrial projects, infrastructure development, such as road, bridge and airport construction, commercial and high-rise residential construction, mining and dredging. On July 19, 2007, the Company acquired Shirke Construction Equipments Pvt. Ltd (Shirke).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11978

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Tesoro Corporation is an independent petroleum refiners and marketers in the United States with two segments: refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (refining), and selling motor fuels and convenience products in the retail market (retail) through its 911 branded retail stations in 17 states. The Company's refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro Mirastar, Shell and USA Gasolinetm brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03473

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It also provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The segments of the Company include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The subsidiaries provide a range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The non-banking subsidiaries offer investment and insurance products to the Company's customers and mutual fund processing services to a range of mutual funds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o ValueClick, Inc. is an online marketing services company. The Company sells targeted and measurable online advertising campaigns and programs for advertisers and advertising agency customers, generating qualified customer leads, online sales and brand recognition on their behalf with online consumers. ValueClick's customers are primarily direct marketers, brand advertisers and the advertising agencies that service these groups. The Company generates the audiences for its advertisers' campaigns primarily through networks of third-party Websites and other online publisher partners. The Company derives its revenue from four business segments: Media, Affiliate Marketing, Comparison Shopping and Technology. On July 30, 2007, ValueClick completed the acquisition of MeziMedia, Inc. an operator of United States comparison shopping Websites.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31357

     o Valero Energy Corporation (Valero) owns and operates 17 refineries located in the United States, Canada and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company's principal products include conventional and California Air Resources Board (CARB) gasolines, reformulated gasoline blendstock for oxygenate blending (RBOB), ultra-low-sulfur diesel, and oxygenates and other gasoline blendstocks. Valero also produces a substantial slate of middle distillates, jet fuel, and petrochemicals, in addition to lube oils and asphalt. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets. Effective July 1, 2007, the Company completed the sale of the Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175

     o Wachovia Corporation (Wachovia) is a financial holding company and a bank holding company. It provides commercial and retail banking, and trust services through full-service banking offices in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. It also provides various other financial services, including mortgage banking, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services, through other subsidiaries. The Company's retail securities brokerage business is conducted through Wachovia Securities, LLC, and operates in 49 states. In October 2007, Wachovia completed the acquisition of A.G. Edwards, Inc. In February 2007, the Company acquired a majority interest in European Credit Management Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-84049

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graph below sets forth the historical performance of the Reference Stock. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of the Reference Stock. The information provided in this table is for the four quarters of 2005, 2006 and 2007, the first and second quarter of 2008, as well as for the period from July 1, 2008 through July 28, 2008. (If no price is provided in the table for a particular period that indicates that the Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc. (AAPL)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               45.44                     31.3                      41.67
   04/01/2005         06/30/2005               44.45                     33.11                     36.81
   07/01/2005         09/30/2005               54.56                     36.29                     53.61
   10/01/2005         12/30/2005               75.46                     47.87                     71.89

   01/01/2006         03/31/2006               86.4                      57.67                     62.72
   04/01/2006         06/30/2006               73.8                      55.41                     57.27
   07/01/2006         09/29/2006               77.78                     50.16                     76.98
   09/30/2006         12/29/2006               93.159                    72.6                      84.84

   01/01/2007         03/30/2007               97.8                      81.9                      92.91
   03/31/2007         06/29/2007              127.61                     89.6                     122.04
   06/30/2007         09/28/2007              155                       111.62                    153.47
   09/29/2007         12/31/2007              202.96                    150.63                    198.08

   01/01/2008         03/31/2008              200.26                    115.44                    143.5
   04/01/2008         06/30/2008              192.24                    143.61                    167.44
   07/01/2008         07/28/2008              180.91                    146.53                    154.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Ariba, Inc. (ARBA)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               16.8                       7.57                      7.76
   04/01/2005         06/30/2005                8.2                       5.4                       5.77
   07/01/2005         09/30/2005                6.83                      5.57                      5.7
   10/01/2005         12/30/2005                8.89                      5.7                       7.35

   01/01/2006         03/31/2006               10.89                      7.05                      9.78
   04/01/2006         06/30/2006               10.13                      7.16                      8.23
   07/01/2006         09/29/2006                8.68                      6.44                      7.49
   09/30/2006         12/29/2006                9.3                       7.15                      7.74

   01/01/2007         03/30/2007               11.08                      7.5                       9.4
   03/31/2007         06/29/2007               10.17                      8.38                      9.91
   06/30/2007         09/28/2007               11.177                     8.32                     10.78
   09/29/2007         12/31/2007               13.3                      10.35                     11.15

   01/01/2008         03/31/2008               11.35                      8.26                      9.66
   04/01/2008         06/30/2008               16.26                      8.37                     14.71
   07/01/2008         07/28/2008               17.25                     13.6                      16.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Peabody Energy Corporation (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              23.8459                   17.2009                   21.7019
   04/01/2005         06/30/2005              26.4252                   18.4204                   24.3608
   07/01/2005         09/30/2005              40.2814                   24.3467                   39.4856
   10/01/2005         12/30/2005              40.7027                   32.9695                   38.5822

   01/01/2006         03/31/2006              49.185                    38.6056                   47.1955
   04/01/2006         06/30/2006              71.4252                   43.8251                   52.195
   07/01/2006         09/29/2006              56.0804                   30.8395                   34.4347
   09/30/2006         12/29/2006              45.4916                   31.8787                   37.8332

   01/01/2007         03/30/2007              41.756                    33.8916                   37.674
   03/31/2007         06/29/2007              52.2044                   37.4119                   45.295
   06/30/2007         09/28/2007              47.7385                   35.9701                   44.8175
   09/29/2007         12/31/2007              62.55                     44.4898                   61.64

   01/01/2008         03/31/2008              63.97                     42.05                     51
   04/01/2008         06/30/2008              88.69                     49.38                     88.05
   07/01/2008         07/28/2008              88.39                     60.58                     66.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Bucyrus International, Inc. (BUCY)
                                (Jul-04 - Jul-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              15.5833                   11.5633                   13.02
   04/01/2005         06/30/2005              13.25                     10.5333                   12.66
   07/01/2005         09/30/2005              16.4867                   11.6367                   16.3767
   10/01/2005         12/30/2005              18.0833                   12.74                     17.5667

   01/01/2006         03/31/2006              24.7                      17.2933                   24.095
   04/01/2006         06/30/2006              30.355                    18.865                    25.25
   07/01/2006         09/29/2006              26.705                    19.28                     21.21
   09/30/2006         12/29/2006              26.06                     19.935                    25.88

   01/01/2007         03/30/2007              29.22                     22.315                    25.75
   03/31/2007         06/29/2007              36.595                    25.2                      35.39
   06/30/2007         09/28/2007              39.885                    28.35                     36.465
   09/29/2007         12/31/2007              52.18                     35.195                    49.695

   01/01/2008         03/31/2008              57                        33.66                     50.825
   04/01/2008         06/30/2008              79.5                      49.325                    73.02
   07/01/2008         07/28/2008              75.75                     58.32                     70.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Cal-Maine Foods, Inc. (CALM)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               12.84                      7.37                      7.86
   04/01/2005         06/30/2005                8.29                      5.55                      6.05
   07/01/2005         09/30/2005                7.01                      5.8                       6.3
   10/01/2005         12/30/2005                7.44                      5.75                      6.79

   01/01/2006         03/31/2006                7.9                       6.03                      7.27
   04/01/2006         06/30/2006                7.75                      6.55                      6.87
   07/01/2006         09/29/2006                7.58                      6.29                      6.63
   09/30/2006         12/29/2006                8.94                      6.14                      8.58

   01/01/2007         03/30/2007               14.49                      8.3                      13.45
   03/31/2007         06/29/2007               16.78                     11.6                      16.38
   06/30/2007         09/28/2007               25.63                     13.88                     25.24
   09/29/2007         12/31/2007               31.45                     21.04                     26.53

   01/01/2008         03/31/2008               40.75                     20.75                     33.38
   04/01/2008         06/30/2008               35.33                     26.6                      32.99
   07/01/2008         07/28/2008               40.06                     31.01                     36.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Chesapeake Energy Corporation (CHK)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               23.65                     15.06                     21.94
   04/01/2005         06/30/2005               24                        17.74                     22.8
   07/01/2005         09/30/2005               38.98                     22.9                      38.25
   10/01/2005         12/30/2005               40.2                      26.59                     31.73

   01/01/2006         03/31/2006               35.57                     27.75                     31.41
   04/01/2006         06/30/2006               33.79                     26.81                     30.25
   07/01/2006         09/29/2006               33.76                     28.06                     28.98
   09/30/2006         12/29/2006               34.27                     27.9                      29.05

   01/01/2007         03/30/2007               31.83                     27.27                     30.88
   03/31/2007         06/29/2007               37.75                     30.88                     34.6
   06/30/2007         09/28/2007               37.55                     31.38                     35.26
   09/29/2007         12/31/2007               41.19                     34.9                      39.2

   01/01/2008         03/31/2008               49.87                     34.42                     46.15
   04/01/2008         06/30/2008               68.1                      45.25                     65.96
   07/01/2008         07/28/2008               74                        45                        48.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Cree, Inc. (CREE)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               40.96                     20.68                     21.75
   04/01/2005         06/30/2005               30.99                     21.06                     25.47
   07/01/2005         09/30/2005               30.98                     23.32                     25.02
   10/01/2005         12/30/2005               27.95                     21.68                     25.24

   01/01/2006         03/31/2006               33.62                     24.6                      32.81
   04/01/2006         06/30/2006               35.3                      22.6                      23.76
   07/01/2006         09/29/2006               23.93                     16.52                     20.11
   09/30/2006         12/29/2006               23.68                     15.25                     17.32

   01/01/2007         03/30/2007               19.06                     15.27                     16.46
   03/31/2007         06/29/2007               28.55                     16.2                      25.85
   06/30/2007         09/28/2007               34.87                     22.54                      31.1
   09/29/2007         12/31/2007               33.51                     20.48                     27.47

   01/01/2008         03/31/2008               35.5                      23.11                     27.96
   04/01/2008         06/30/2008               31.8                      22.6                      22.81
   07/01/2008         07/28/2008               22.97                     18.4                      19.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Elan Corporation plc (ELN)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               29.93                      3                         3.24
   04/01/2005         06/30/2005                8.42                      3.3                       6.82
   07/01/2005         09/30/2005                9.49                      6.72                      8.86
   10/01/2005         12/30/2005               14.51                      7.62                     13.93

   01/01/2006         03/31/2006               16.83                     11.88                     14.44
   04/01/2006         06/30/2006               19.42                     14.06                     16.7
   07/01/2006         09/29/2006               16.85                     13.14                     15.6
   09/30/2006         12/29/2006               16.15                     13.8                      14.75

   01/01/2007         03/30/2007               15.1                      11.7                      13.29
   03/31/2007         06/29/2007               22.4                      13.31                     21.93
   06/30/2007         09/28/2007               23.11                     16.37                     21.04
   09/29/2007         12/31/2007               24.9                      20.9                      21.98

   01/01/2008         03/31/2008               26.88                     17.82                     20.86
   04/01/2008         06/30/2008               36                        20.53                     35.55
   07/01/2008         07/28/2008               37.45                     31.25                     31.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Freeport-McMoRan Copper & Gold, Inc. (FCX)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               43.9                      35.12                     39.61
   04/01/2005         06/30/2005               40.31                     31.52                     37.44
   07/01/2005         09/30/2005               49.48                     37.12                     48.59
   10/01/2005         12/30/2005               56.35                     43.41                     53.8

   01/01/2006         03/31/2006               65                        47.11                     59.77
   04/01/2006         06/30/2006               72.2                      43.1                      55.41
   07/01/2006         09/29/2006               62.29                     47.58                     53.26
   09/30/2006         12/29/2006               63.7                      47.6                      55.73

   01/01/2007         03/30/2007               67.19                     48.85                     66.19
   03/31/2007         06/29/2007               85.5                      65.62                     82.82
   06/30/2007         09/28/2007              110.6                      67.07                    104.89
   09/29/2007         12/31/2007              120.2                      85.71                    102.44

   01/01/2008         03/31/2008              107.37                     68.96                     96.22
   04/01/2008         06/30/2008              127.24                     93                       117.19
   07/01/2008         07/28/2008              117.11                     93.82                     95.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontline Limited (FRO)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              49.8344                   31.1527                   43.9799
   04/01/2005         06/30/2005              45.9994                   32.4015                   36.1174
   07/01/2005         09/30/2005              42.2746                   36.4674                   39.5999
   10/01/2005         12/30/2005              40.1205                   32.2131                   34.0351

   01/01/2006         03/31/2006              37.0598                   30.0464                   30.7722
   04/01/2006         06/30/2006              35.146                    26.4628                   34.7784
   07/01/2006         09/29/2006              41.0266                   33.3726                   35.3849
   09/30/2006         12/29/2006              36.5334                   29.0632                   29.2653

   01/01/2007         03/30/2007              35.4749                   27.5655                   35.1776
   03/31/2007         06/29/2007              47.5046                   33.9489                   45.4336
   06/30/2007         09/28/2007              52.6079                   37.9026                   47.8415
   09/29/2007         12/31/2007              50.5963                   37.1495                   47.5641

   01/01/2008         03/31/2008              49.209                    33.6912                   46.02
   04/01/2008         06/30/2008              72.36                     46.34                     69.78
   07/01/2008         07/28/2008              69.09                     58.55                     66.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Foster Wheeler Ltd. (FWLT)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               9.825                     6.2                       8.7
   04/01/2005         06/30/2005               9.885                     6.425                     9.83
   07/01/2005         09/30/2005              15.72                      9.67                     15.445
   10/01/2005         12/30/2005              18.945                    13.13                     18.39

   01/01/2006         03/31/2006              26.85                     17.9913                   23.655
   04/01/2006         06/30/2006              26.44                     17.43                     21.6
   07/01/2006         09/29/2006              22.43                     16.005                    19.295
   09/30/2006         12/29/2006              28.465                    19.025                    27.57

   01/01/2007         03/30/2007              29.795                    23.25                     29.195
   03/31/2007         06/29/2007              55.185                    28.965                    53.495
   06/30/2007         09/28/2007              68.394                    42.165                    65.64
   09/29/2007         12/31/2007              84.235                    63.24                     77.51

   01/01/2008         03/31/2008              85.65                     46.05                     56.62
   04/01/2008         06/30/2008              79.97                     55.86                     73.15
   07/01/2008         07/28/2008              75                        53.3176                   55.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         General Motors Corporation (GM)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               40.8                      27.98                     29.39
   04/01/2005         06/30/2005               36.65                     24.67                     34
   07/01/2005         09/30/2005               37.7                      30.21                     30.61
   10/01/2005         12/30/2005               31.5                      18.33                     19.42

   01/01/2006         03/31/2006               24.6                      18.47                     21.27
   04/01/2006         06/30/2006               30.56                     19                        29.79
   07/01/2006         09/29/2006               33.64                     27.12                     33.26
   09/30/2006         12/29/2006               36.56                     28.49                     30.72

   01/01/2007         03/30/2007               37.24                     28.81                     30.64
   03/31/2007         06/29/2007               38.66                     28.86                     37.8
   06/30/2007         09/28/2007               38.27                     29.1                      36.7
   09/29/2007         12/31/2007               43.2                      24.5                      24.89

   01/01/2008         03/31/2008               29.28                     17.47                     19.05
   04/01/2008         06/30/2008               24.24                     10.57                     11.5
   07/01/2008         07/28/2008               16.345                     8.81                     11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Huntsman Corporation (HUN)
                                (Feb-05 - Feb-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               30                        22                        23.32
   04/01/2005         06/30/2005               23.78                     18.15                     20.27
   07/01/2005         09/30/2005               24.44                     16.5                      19.55
   10/01/2005         12/30/2005               20.5                      17.03                     17.22

   01/01/2006         03/31/2006               23.689                    16.99                     19.3
   04/01/2006         06/30/2006               19.98                     16.3                      17.32
   07/01/2006         09/29/2006               18.86                     15.62                     18.2
   09/30/2006         12/29/2006               19.24                     16.72                     18.97

   01/01/2007         03/30/2007               21.92                     18.74                     19.09
   03/31/2007         06/29/2007               24.39                     18.39                     24.31
   06/30/2007         09/28/2007               28.4                      22.24                     26.49
   09/29/2007         12/31/2007               28.26                     23.6                      25.7

   01/01/2008         03/31/2008               25.71                     22.34                     23.55
   04/01/2008         06/30/2008               23.95                      9.76                     11.4
   07/01/2008         07/28/2008               14.7                       9.90                     14.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         J.C. Penney Company, Inc. (JCP)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               53.44                     40.26                     51.92
   04/01/2005         06/30/2005               53.71                     43.8                      52.58
   07/01/2005         09/30/2005               57.99                     45.28                     47.42
   10/01/2005         12/30/2005               56.99                     44.16                     55.6

   01/01/2006         03/31/2006               63.14                     54.18                     60.41
   04/01/2006         06/30/2006               68.8                      57.43                     67.51
   07/01/2006         09/29/2006               69.49                     61.2                      68.39
   09/30/2006         12/29/2006               82.49                     67.6                      77.36

   01/01/2007         03/30/2007               87.18                     75.23                     82.16
   03/31/2007         06/29/2007               84.7                      69.1                      72.38
   06/30/2007         09/28/2007               76.99                     61.54                     63.37
   09/29/2007         12/31/2007               69.25                     39.98                     43.99

   01/01/2008         03/31/2008               51.42                     33.27                     37.71
   04/01/2008         06/30/2008               46.56                     35.66                     36.29
   07/01/2008         07/28/2008               37.99                     27.65                     30.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Quicksilver Resources Inc. (KWK)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              17.2667                   11.1433                   16.2433
   04/01/2005         06/30/2005              21.9433                   15.7267                   21.31
   07/01/2005         09/30/2005              24.255                    19.115                    23.895
   10/01/2005         12/30/2005              25.1                      16.47                     21.005

   01/01/2006         03/31/2006              26.375                    16.53                     19.33
   04/01/2006         06/30/2006              23.085                    14.625                    18.405
   07/01/2006         09/29/2006              19.91                     14.52                     15.95
   09/30/2006         12/29/2006              21.62                     14.335                    18.295

   01/01/2007         03/30/2007              20.5                      16.475                    19.885
   03/31/2007         06/29/2007              24.77                     19.735                    22.29
   06/30/2007         09/28/2007              24.28                     18.85                     23.525
   09/29/2007         12/31/2007              30.575                    23.435                    29.795

   01/01/2008         03/31/2008              38.72                     24.275                    36.53
   04/01/2008         06/30/2008              44.98                     34.96                     38.64
   07/01/2008         07/28/2008              40.7                      25.94                     27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Marshall & Ilsley Corporation (MI)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              35.1279                   31.7435                   33.0909
   04/01/2005         06/30/2005              35.865                    32.4172                   35.2309
   07/01/2005         09/30/2005              37.5691                   33.8042                   34.4859
   10/01/2005         12/30/2005              35.2626                   31.8148                   34.1133

   01/01/2006         03/31/2006              36.0631                   32.3617                   34.5413
   04/01/2006         06/30/2006              36.9191                   34.3036                   36.2534
   07/01/2006         09/29/2006              38.6153                   35.3181                   38.1873
   09/30/2006         12/29/2006              38.9165                   35.8967                   38.1318

   01/01/2007         03/30/2007              39.0433                   35.9284                   36.7051
   03/31/2007         06/29/2007              40.8029                   36.1582                   37.7514
   06/30/2007         09/28/2007              38.3379                   32.005                    34.6919
   09/29/2007         12/31/2007              36.5942                   26.04                     26.48

   01/01/2008         03/31/2008              29.07                     20.92                     23.2
   04/01/2008         06/30/2008              27.19                     15.26                     15.33
   07/01/2008         07/28/2008              17                        10.9                      13.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        The Manitowoc Company Inc. (MTW)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              10.6475                    8.575                    10.0975
   04/01/2005         06/30/2005              10.6575                    8.9825                   10.255
   07/01/2005         09/30/2005              12.7                      10.2875                   12.5625
   10/01/2005         12/30/2005              13.5                      11.375                    12.555

   01/01/2006         03/31/2006              23.8475                   12.41                     22.7875
   04/01/2006         06/30/2006              28.015                    17                        22.25
   07/01/2006         09/29/2006              23.58                     17.325                    22.395
   09/30/2006         12/29/2006              31.33                     22.305                    29.715

   01/01/2007         03/30/2007              33                        25.67                     31.765
   03/31/2007         06/29/2007              42.2                      31.445                    40.19
   06/30/2007         09/28/2007              44.96                     32.96                     44.28
   09/29/2007         12/31/2007              51.49                     37.5                      48.83

   01/01/2008         03/31/2008              48.9                      30.07                     40.8
   04/01/2008         06/30/2008              45.47                     30.82                     32.53
   07/01/2008         07/28/2008              32                        25.37                     28.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              12.55                      9.3025                   11.045
   04/01/2005         06/30/2005              13.3175                   10.04                     13.0325
   07/01/2005         09/30/2005              18.55                     12.3375                   17.8725
   10/01/2005         12/30/2005              18.4868                   14.5075                   17.8175

   01/01/2006         03/31/2006              23.7425                   18.165                    21.6675
   04/01/2006         06/30/2006              26.8625                   17.25                     22.3275
   07/01/2006         09/29/2006              24.0925                   18.445                    20.9575
   09/30/2006         12/29/2006              25.7475                   19.3125                   25.7475

   01/01/2007         03/30/2007              25.955                    20.69                     24.8775
   03/31/2007         06/29/2007              31.1825                   24.63                     30.3175
   06/30/2007         09/28/2007              38.56                     24.375                    37.75
   09/29/2007         12/31/2007              59.58                     36.425                    57.62

   01/01/2008         03/31/2008              62.74                     44.345                    51.055
   04/01/2008         06/30/2008              77.61                     50.465                    70.83
   07/01/2008         07/28/2008              71.77                     51.87                     53.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Research In Motion Limited (RIMM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              27.88                     20.0933                   25.4733
   04/01/2005         06/30/2005              28.1833                   20.6233                   24.5967
   07/01/2005         09/30/2005              27.4967                   22.3733                   22.7667
   10/01/2005         12/30/2005              23.15                     17                        22.0033

   01/01/2006         03/31/2006              30.1767                   20.95                     28.2933
   04/01/2006         06/30/2006              29.37                     20.3433                   23.2567
   07/01/2006         09/29/2006              34.8333                   20.7067                   34.2167
   09/30/2006         12/29/2006              47.5533                   32.9167                   42.5933

   01/01/2007         03/30/2007              49.0167                   39.9167                   45.4967
   03/31/2007         06/29/2007              66.86                     42.9333                   66.6633
   06/30/2007         09/28/2007             100.98                     61.54                     98.55
   09/29/2007         12/31/2007             137.01                     95.02                    113.4

   01/01/2008         03/31/2008             118.35                     80.2                     112.23
   04/01/2008         06/30/2008             148.13                    111.9                     116.9
   07/01/2008         07/28/2008             124.50                    101.86                    113.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Companhia Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               9.1525                    6.3575                    7.9025
   04/01/2005         06/30/2005               8.25                      6.255                     7.32
   07/01/2005         09/30/2005              11.23                      7.275                    10.965
   10/01/2005         12/30/2005              11.4875                    9.1738                   10.285

   01/01/2006         03/31/2006              12.8975                   10.395                    12.1325
   04/01/2006         06/30/2006              14.55                      9.815                    12.02
   07/01/2006         09/29/2006              12.27                      9.58                     10.78
   09/30/2006         12/29/2006              15.23                     10.34                     14.87

   01/01/2007         03/30/2007              19.025                    13.53                     18.495
   03/31/2007         06/29/2007              23.855                    18.435                    22.275
   06/30/2007         09/28/2007              34.61                     17                        33.93
   09/29/2007         12/31/2007              38.32                     29.9                      32.67

   01/01/2008         03/31/2008              37.54                     24                        34.64
   04/01/2008         06/30/2008              44.15                     34                        35.82
   07/01/2008         07/28/2008              35.01                     26.275                    27.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Tesoro Corporation (TSO)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              19.1                      14.125                    18.51
   04/01/2005         06/30/2005              24.935                    17.025                    23.26
   07/01/2005         09/30/2005              35.91                     23.055                    33.62
   10/01/2005         12/30/2005              34.65                     26.015                    30.775

   01/01/2006         03/31/2006              36.99                     28.8355                   34.17
   04/01/2006         06/30/2006              37.87                     30.16                     37.18
   07/01/2006         09/29/2006              38.4                      26.475                    28.99
   09/30/2006         12/29/2006              36.55                     27.33                     32.885

   01/01/2007         03/30/2007              51.395                    31.465                    50.215
   03/31/2007         06/29/2007              64.65                     50.055                    57.15
   06/30/2007         09/28/2007              62                        42.64                     46.02
   09/29/2007         12/31/2007              65.98                     44.53                     47.7

   01/01/2008         03/31/2008              48.35                     26.55                     30
   04/01/2008         06/30/2008              33.4                      18.46                     19.77
   07/01/2008         07/28/2008              19.99                     14.79                     15.3


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             ValueClick, Inc. (VCLK)
                                (Mar-00 - Mar-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               14.65                     10.42                     10.61
   04/01/2005         06/30/2005               12.49                      9.01                     12.33
   07/01/2005         09/30/2005               17.64                     12.03                     17.09
   10/01/2005         12/30/2005               20.26                     15.26                     18.11

   01/01/2006         03/31/2006               20.98                     15.46                     16.92
   04/01/2006         06/30/2006               18.65                     13.22                     15.35
   07/01/2006         09/29/2006               18.86                     13.15                     18.54
   09/30/2006         12/29/2006               25.47                     17.3                      23.63

   01/01/2007         03/30/2007               29.33                     22.61                     26.13
   03/31/2007         06/29/2007               36.7                      26.06                     29.46
   06/30/2007         09/28/2007               31.49                     18.06                     22.46
   09/29/2007         12/31/2007               29.97                     20.22                      21.9

   01/01/2008         03/31/2008               23.75                     16.11                     17.25
   04/01/2008         06/30/2008               21                        14.9                      15.15
   07/01/2008         07/28/2008               15.47                     9.68                      10.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Valero Energy Corporation (VLO)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               38.575                    21.005                    36.635
   04/01/2005         06/30/2005               41.125                    28.9                      39.555
   07/01/2005         09/30/2005               58.625                    39.375                    56.53
   10/01/2005         12/30/2005               58.145                    45.855                    51.6

   01/01/2006         03/31/2006               63.7                      47.99                     59.78
   04/01/2006         06/30/2006               70.75                     55.19                     66.52
   07/01/2006         09/29/2006               68.83                     46.84                     51.47
   09/30/2006         12/29/2006               57.09                     47.52                     51.16

   01/01/2007         03/30/2007               66.02                     47.66                     64.49
   03/31/2007         06/29/2007               77.89                     63.53                     73.86
   06/30/2007         09/28/2007               78.68                     60                        67.18
   09/29/2007         12/31/2007               75.75                     60.8                      70.03

   01/01/2008         03/31/2008               71.12                     44.94                     49.11
   04/01/2008         06/30/2008               55                        39.2                      41.18
   07/01/2008         07/28/2008               40.74                     29.7                      31.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Wachovia Corporation (WB)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              56.28                     49.59                     50.91
   04/01/2005         06/30/2005              53.08                     48.92                     49.6
   07/01/2005         09/30/2005              51.59                     46.97                     47.59
   10/01/2005         12/30/2005              55.25                     46.3                      52.86

   01/01/2006         03/31/2006              57.86                     50.8476                   56.05
   04/01/2006         06/30/2006              60.04                     51.27                     54.08
   07/01/2006         09/29/2006              56.85                     52.2                      55.8
   09/30/2006         12/29/2006              57.67                     53.09                     56.95

   01/01/2007         03/30/2007              58.8                      53.392                    55.05
   03/31/2007         06/29/2007              56.9                      50.84                     51.25
   06/30/2007         09/28/2007              53.1                      44.83                     50.15
   09/29/2007         12/31/2007              52.25                     36.69                     38.03

   01/01/2008         03/31/2008              40.22                     23.77                     27
   04/01/2008         06/30/2008              31.2                      14.7                      15.53
   07/01/2008         07/28/2008              19.55                      7.8                      13.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Wells Fargo & Company (WFC)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               31.375                    29.075                    29.9
   04/01/2005         06/30/2005               31.11                     28.885                    30.79
   07/01/2005         09/30/2005               31.435                    29                        29.285
   10/01/2005         12/30/2005               32.35                     28.81                     31.415

   01/01/2006         03/31/2006               32.755                    30.31                     31.935
   04/01/2006         06/30/2006               34.855                    31.9                      33.54
   07/01/2006         09/29/2006               36.89                     33.355                    36.18
   09/30/2006         12/29/2006               36.99                     34.9                      35.56

   01/01/2007         03/30/2007               36.64                     33.01                     34.43
   03/31/2007         06/29/2007               36.49                     33.93                     35.17
   06/30/2007         09/28/2007               37.99                     32.66                     35.62
   09/29/2007         12/31/2007               37.78                     29.29                     30.19

   01/01/2008         03/31/2008               34.56                     24.38                     29.1
   04/01/2008         06/30/2008               32.4                      23.46                     23.75
   07/01/2008         07/28/2008               31.97                     20.46                     27.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Archer-Daniels-Midland Company (ADM)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               25.37                     21.35                     24.58
   04/01/2005         06/30/2005               25.3                      17.5                      21.38
   07/01/2005         09/30/2005               24.75                     19.75                     24.66
   10/01/2005         12/30/2005               25.55                     23                        24.66

   01/01/2006         03/31/2006               35.5                      24.05                     33.65
   04/01/2006         06/30/2006               46.71                     34.6                      41.28
   07/01/2006         09/29/2006               45.05                     36.44                     37.88
   09/30/2006         12/29/2006               40                        31.2                      31.96

   01/01/2007         03/30/2007               37.84                     30.2                      36.7
   03/31/2007         06/29/2007               39.65                     32.05                     33.09
   06/30/2007         09/28/2007               37.02                     31.28                     33.08
   09/29/2007         12/31/2007               47.33                     32.43                     46.43

   01/01/2008         03/31/2008               47.18                     38.11                     41.16
   04/01/2008         06/30/2008               48.95                     31.65                     33.75
   07/01/2008         07/28/2008               33.91                     27.14                     28.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Bucyrus International, Inc. (BUCY)
                                (Jul-04 - Jul-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              15.5833                   11.5633                   13.02
   04/01/2005         06/30/2005              13.25                     10.5333                   12.66
   07/01/2005         09/30/2005              16.4867                   11.6367                   16.3767
   10/01/2005         12/30/2005              18.0833                   12.74                     17.5667

   01/01/2006         03/31/2006              24.7                      17.2933                   24.095
   04/01/2006         06/30/2006              30.355                    18.865                    25.25
   07/01/2006         09/29/2006              26.705                    19.28                     21.21
   09/30/2006         12/29/2006              26.06                     19.935                    25.88

   01/01/2007         03/30/2007              29.22                     22.315                    25.75
   03/31/2007         06/29/2007              36.595                    25.2                      35.39
   06/30/2007         09/28/2007              39.885                    28.35                     36.465
   09/29/2007         12/31/2007              52.18                     35.195                    49.695

   01/01/2008         03/31/2008              57                        33.66                     50.825
   04/01/2008         06/30/2008              79.5                      49.325                    73.02
   07/01/2008         07/28/2008              75.75                     58.32                     70.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                    Chicago Bridge & Iron Company N.V. (CBI)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               23.865                    17.825                    22.015
   04/01/2005         06/30/2005               25.25                     18.25                     22.86
   07/01/2005         09/30/2005               33                        22.83                     31.09
   10/01/2005         12/30/2005               32.75                     19.49                     25.21

   01/01/2006         03/31/2006               31.85                     19.6                      24
   04/01/2006         06/30/2006               27.5                      21.78                     24.15
   07/01/2006         09/29/2006               27.78                     22.75                     24.06
   09/30/2006         12/29/2006               29.75                     23.17                     27.34

   01/01/2007         03/30/2007               31.5                      25.79                     30.75
   03/31/2007         06/29/2007               40.19                     30.1                      37.74
   06/30/2007         09/28/2007               44.84                     30                        43.06
   09/29/2007         12/31/2007               63.22                     41.49                     60.44

   01/01/2008         03/31/2008               63.5                      35.21                     39.24
   04/01/2008         06/30/2008               49.82                     37.5                      39.82
   07/01/2008         07/28/2008               40.2                      27.5                      33.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Freeport-McMoRan Copper & Gold, Inc. (FCX)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               43.9                      35.12                     39.61
   04/01/2005         06/30/2005               40.31                     31.52                     37.44
   07/01/2005         09/30/2005               49.48                     37.12                     48.59
   10/01/2005         12/30/2005               56.35                     43.41                     53.8

   01/01/2006         03/31/2006               65                        47.11                     59.77
   04/01/2006         06/30/2006               72.2                      43.1                      55.41
   07/01/2006         09/29/2006               62.29                     47.58                     53.26
   09/30/2006         12/29/2006               63.7                      47.6                      55.73

   01/01/2007         03/30/2007               67.19                     48.85                     66.19
   03/31/2007         06/29/2007               85.5                      65.62                     82.82
   06/30/2007         09/28/2007              110.6                      67.07                    104.89
   09/29/2007         12/31/2007              120.2                      85.71                    102.44

   01/01/2008         03/31/2008              107.37                     68.96                     96.22
   04/01/2008         06/30/2008              127.24                     93                       117.19
   07/01/2008         07/28/2008              117.11                     93.82                     95.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Google Inc. (GOOG)
                                (Aug-04- Aug-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              216.8                     172.57                    180.51
   04/01/2005         06/30/2005              309.25                    179.84                    294.15
   07/01/2005         09/30/2005              320.95                    273.35                    316.46
   10/01/2005         12/30/2005              446.21                    290.685                   414.86

   01/01/2006         03/31/2006              475.11                    331.55                    390
   04/01/2006         06/30/2006              450.72                    360.57                    419.33
   07/01/2006         09/29/2006              427.89                    363.36                    401.9
   09/30/2006         12/29/2006              513                       398.19                    460.48

   01/01/2007         03/30/2007              513                       437                       458.16
   03/31/2007         06/29/2007              534.99                    452.12                    522.7
   06/30/2007         09/28/2007              571.79                    480.46                    567.27
   09/29/2007         12/31/2007              747.24                    569.61                    691.48

   01/01/2008         03/31/2008              697.37                    412.11                    440.47
   04/01/2008         06/30/2008              602.45                    441                       526.42
   07/01/2008         07/28/2008              555.68                    465.601                   477.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Petrohawk Energy Corporation (HK)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               10.98                      7.45                     10.48
   04/01/2005         06/30/2005               11.94                      7.57                     10.8
   07/01/2005         09/30/2005               14.91                     10.45                     14.41
   10/01/2005         12/30/2005               15.17                     11.02                     13.22

   01/01/2006         03/31/2006               16.25                     11.75                     13.7
   04/01/2006         06/30/2006               14.64                     10.01                     12.6
   07/01/2006         09/29/2006               13                         9.76                     10.4
   09/30/2006         12/29/2006               13.08                      9.9                      11.5

   01/01/2007         03/30/2007               13.46                     10.23                     13.17
   03/31/2007         06/29/2007               17.5                      12.87                     15.86
   06/30/2007         09/28/2007               17.07                     13.64                     16.42
   09/29/2007         12/31/2007               19.11                     15.55                     17.31

   01/01/2008         03/31/2008               20.49                     14                        20.17
   04/01/2008         06/30/2008               48.82                     19.55                     46.31
   07/01/2008         07/28/2008               54.49                     29.64                     33.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Harley-Davidson, Inc. (HOG)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               62.49                     57.2                      57.76
   04/01/2005         06/30/2005               59.14                     45.14                     49.6
   07/01/2005         09/30/2005               54.25                     46.47                     48.44
   10/01/2005         12/30/2005               55.93                     44.4                      51.49

   01/01/2006         03/31/2006               54.92                     47.88                     51.88
   04/01/2006         06/30/2006               55.43                     47.86                     54.89
   07/01/2006         09/29/2006               65.76                     50.74                     62.75
   09/30/2006         12/29/2006               75.87                     62.19                     70.47

   01/01/2007         03/30/2007               74.03                     57.91                     58.75
   03/31/2007         06/29/2007               66                        58.72                     59.61
   06/30/2007         09/28/2007               63.38                     45.92                     46.21
   09/29/2007         12/31/2007               51.75                     44.37                     46.71

   01/01/2008         03/31/2008               46.61                     34.17                     37.5
   04/01/2008         06/30/2008               41.75                     34.1                      36.26
   07/01/2008         07/28/2008               39.55                     32.18                     36.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          McMoRan Exploration Co. (MMR)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               23.55                     16                        20.1
   04/01/2005         06/30/2005               22.2                      16.96                     19.51
   07/01/2005         09/30/2005               20.69                     16.85                     19.44
   10/01/2005         12/30/2005               20.34                     15.75                     19.77

   01/01/2006         03/31/2006               21.12                     16.77                     17.84
   04/01/2006         06/30/2006               19.63                     14.37                     17.6
   07/01/2006         09/29/2006               19.42                     16.6                      17.74
   09/30/2006         12/29/2006               18.46                     13.95                     14.22

   01/01/2007         03/30/2007               15.53                     11.01                     13.71
   03/31/2007         06/29/2007               15.73                     12.51                     14
   06/30/2007         09/28/2007               17.93                     12.94                     13.45
   09/29/2007         12/31/2007               15.81                     10.7                      13.09

   01/01/2008         03/31/2008               18.62                     12.5                      17.29
   04/01/2008         06/30/2008               35.521                    17.01                     27.52
   07/01/2008         07/28/2008               28.15                     22.39                     24.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               U.S. Bancorp (USB)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               31.36                     28.17                     28.82
   04/01/2005         06/30/2005               29.91                     26.8                      29.2
   07/01/2005         09/30/2005               30.91                     27.77                     28.08
   10/01/2005         12/30/2005               31.21                     27.32                     29.89

   01/01/2006         03/31/2006               31.31                     28.99                     30.5
   04/01/2006         06/30/2006               31.89                     30.17                     30.88
   07/01/2006         09/29/2006               33.42                     30.54                     33.22
   09/30/2006         12/29/2006               36.85                     32.96                     36.19

   01/01/2007         03/30/2007               36.84                     34.4                      34.97
   03/31/2007         06/29/2007               35.18                     32.74                     32.95
   06/30/2007         09/28/2007               34.17                     29.09                     32.53
   09/29/2007         12/31/2007               34.25                     30.21                     31.74

   01/01/2008         03/31/2008               35.01                     27.86                     32.36
   04/01/2008         06/30/2008               35.25                     27.78                     27.89
   07/01/2008         07/28/2008               31.38                     20.57                     27.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Wells Fargo & Company (WFC)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               31.375                    29.075                    29.9
   04/01/2005         06/30/2005               31.11                     28.885                    30.79
   07/01/2005         09/30/2005               31.435                    29                        29.285
   10/01/2005         12/30/2005               32.35                     28.81                     31.415

   01/01/2006         03/31/2006               32.755                    30.31                     31.935
   04/01/2006         06/30/2006               34.855                    31.9                      33.54
   07/01/2006         09/29/2006               36.89                     33.355                    36.18
   09/30/2006         12/29/2006               36.99                     34.9                      35.56

   01/01/2007         03/30/2007               36.64                     33.01                     34.43
   03/31/2007         06/29/2007               36.49                     33.93                     35.17
   06/30/2007         09/28/2007               37.99                     32.66                     35.62
   09/29/2007         12/31/2007               37.78                     29.29                     30.19

   01/01/2008         03/31/2008               34.56                     24.38                     29.1
   04/01/2008         06/30/2008               32.4                      23.46                     23.75
   07/01/2008         07/28/2008               31.97                     20.46                     27.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              EMC Corporation (EMC)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               15.09                     11.79                     12.32
   04/01/2005         06/30/2005               14.88                     11.1                      13.71
   07/01/2005         09/30/2005               14.78                     12.05                     12.94
   10/01/2005         12/30/2005               14.55                     12.7                      13.62

   01/01/2006         03/31/2006               14.75                     13.05                     13.63
   04/01/2006         06/30/2006               13.99                     10.11                     10.97
   07/01/2006         09/29/2006               12.09                      9.44                     11.98
   09/30/2006         12/29/2006               13.79                     11.69                     13.2

   01/01/2007         03/30/2007               14.89                     12.74                     13.85
   03/31/2007         06/29/2007               18.16                     13.85                     18.1
   06/30/2007         09/28/2007               21.1                      16.89                     20.8
   09/29/2007         12/31/2007               25.47                     17.36                     18.53

   01/01/2008         03/31/2008               18.6                      14.01                     14.34
   04/01/2008         06/30/2008               18.5                      14.05                     14.69
   07/01/2008         07/28/2008               15.75                     12.06                     13.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            BE Aerospace, Inc. (BEAV)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005               13.1                       9.3                      12
   04/01/2005         06/30/2005               16.48                     10.15                     15.63
   07/01/2005         09/30/2005               17.75                     14.05                     16.57
   10/01/2005         12/30/2005               22.46                     16.06                     22

   01/01/2006         03/31/2006               25.78                     20.25                     25.12
   04/01/2006         06/30/2006               29.6                      18.28                     22.86
   07/01/2006         09/29/2006               25.25                     17.64                     21.09
   09/30/2006         12/29/2006               27.77                     19.088                    25.68

   01/01/2007         03/30/2007               33.8                      25.56                     31.7
   03/31/2007         06/29/2007               41.65                     31.59                     41.3
   06/30/2007         09/28/2007               44.69                     32.2                      41.53
   09/29/2007         12/31/2007               54.09                     40.81                     52.9

   01/01/2008         03/31/2008               53.79                     30.41                     34.95
   04/01/2008         06/30/2008               43.51                     23.04                     23.29
   07/01/2008         07/28/2008               27.5                      20.62                     24.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Joy Global Inc. (JOYG)
                                (Aug-01 - AUG-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              26.1667                   17.1844                   23.3733
   04/01/2005         06/30/2005              25.8                      19.8467                   22.3933
   07/01/2005         09/30/2005              34.04                     22.0267                   33.64
   10/01/2005         12/30/2005              41.94                     27                        40

   01/01/2006         03/31/2006              61.91                     41.57                     59.77
   04/01/2006         06/30/2006              72.23                     44.75                     52.09
   07/01/2006         09/29/2006              53.85                     31.32                     37.57
   09/30/2006         12/29/2006              50.77                     35.59                     48.34

   01/01/2007         03/30/2007              55.8                      40.36                     42.9
   03/31/2007         06/29/2007              61.99                     42.43                     58.33
   06/30/2007         09/28/2007              65.5                      42.1                      50.86
   09/29/2007         12/31/2007              67.61                     48.76                     65.82

   01/01/2008         03/31/2008              72                        47.97                     65.16
   04/01/2008         06/30/2008              90                        62.76                     75.83
   07/01/2008         07/28/2008              78.65                     65.68                     70.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------         ----------              -------                   -------                   -------
   01/01/2005         03/31/2005              12.55                      9.3025                   11.045
   04/01/2005         06/30/2005              13.3175                   10.04                     13.0325
   07/01/2005         09/30/2005              18.55                     12.3375                   17.8725
   10/01/2005         12/30/2005              18.4868                   14.5075                   17.8175

   01/01/2006         03/31/2006              23.7425                   18.165                    21.6675
   04/01/2006         06/30/2006              26.8625                   17.25                     22.3275
   07/01/2006         09/29/2006              24.0925                   18.445                    20.9575
   09/30/2006         12/29/2006              25.7475                   19.3125                   25.7475

   01/01/2007         03/30/2007              25.955                    20.69                     24.8775
   03/31/2007         06/29/2007              31.1825                   24.63                     30.3175
   06/30/2007         09/28/2007              38.56                     24.375                    37.75
   09/29/2007         12/31/2007              59.58                     36.425                    57.62

   01/01/2008         03/31/2008              62.74                     44.345                    51.055
   04/01/2008         06/30/2008              77.61                     50.465                    70.83
   07/01/2008         07/28/2008              71.77                     51.87                     53.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about July 31, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $12,363,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  July 28, 2008